EXHIBIT 99.1

Akorn Provides Second Quarter 2016 Results

- Q2 2016 Revenue Increase of 27% to $281 Million -

- Q2 2016 GAAP EPS Increase of 85% to $0.50; Adjusted Q2 2016 EPS Increase of 41% to $0.58 -

- Updates 2016 Revenue and EPS Guidance -

- Board of Directors Authorizes $200 Million Stock Repurchase Program -

- Conference Call and Webcast to Be Held August 4, 2016 at 10:00 a.m. EDT -

LAKE FOREST, Ill., Aug. 04, 2016 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, today announced its financial results for the second quarter of 2016.

Akorn reported revenue of $281 million for the second quarter 2016, a 27% increase from the second quarter 2015.

GAAP net income for the second quarter 2016 was $62 million, or $0.50 per diluted share, compared to GAAP net income of $33 million, or $0.27 per diluted share, in the same quarter of 2015. Including a net adjustment of $11 million to net income for non-GAAP items, adjusted diluted earnings per share were $0.58 in the second quarter 2016, compared to a net adjustment of $19 million to net income for non-GAAP items and adjusted diluted earnings per share of $0.41 in the same quarter 2015.

Second quarter 2016 results included the impact of the adoption of ASU 2016-09 “Improvements to Employee Share-Based Payment Accounting” that requires the income tax benefit from employee stock option exercises to be recognized through the income tax provision in the period the stock options are exercised.  Previously, this benefit was recognized directly to equity.  For the second quarter 2016, the Company recognized an $11 million tax benefit from employee stock option exercises in the income tax provision, or $0.09 per diluted share.  There was no change to the income tax provision for the second quarter of 2015 as the adoption impacts current and future periods.  The second quarter 2016 adjusted diluted earnings per share excluded the $0.09 per diluted share tax benefit from employee stock option exercises.

Raj Rai, Akorn’s Chief Executive Officer, commented, "The record second quarter results reflected the strength of our differentiated product portfolio and the efforts of every Akorn associate around the world. We are also pleased to announce that our Board of Directors approved a share repurchase program, authorizing Akorn to purchase up to $200 million of Akorn’s outstanding common stock."

Duane Portwood, Akorn’s Chief Financial Officer, commented, "We remain focused on investing in growth through organic initiatives and business development activities.  At the same time, given our financial position and cash flow profile, the share repurchase authorization would allow for efficient return of capital to our shareholders in the event that our cash balances exceed our investment needs."

Earnings before interest, taxes, depreciation and amortization was $113 million in the second quarter 2016, compared to $84 million in the second quarter 2015. Adjusted EBITDA, which is another non-GAAP measure used by management to evaluate the continuing operations of the Akorn business, was $131 million in the second quarter 2016, compared to $97 million in the second quarter 2015. As of the quarter ended June 30, 2016, Akorn had GAAP debt of $832 million and trailing twelve months net debt to adjusted EBITDA ratio of approximately 1.3x.

2016 Guidance Update:

The Company expects that full year net revenue will be at the upper end of the previously communicated range of $1,060 - $1,080 million. In addition, the Company expects that full year GAAP diluted earnings per share and adjusted diluted earnings per share will be at the upper end of the previously communicated ranges of $1.56 - $1.66 and $2.10 - $2.20, respectively.

R&D Update:

At July 31, 2016, Akorn had 86 ANDAs pending at the FDA, representing approximately $9 billion in annual branded and generic market value according to IMS Health. Akorn has over 75 additional ANDAs in various stages of development, representing approximately $13 billion in annual branded and generic market value according to IMS Health.

Status of Akorn Pending ANDA Filings, July 31, 2016:

Filed Age		Tentative		< 24 Months		24 - 36 Months		> 36 Months		Total
values in millions		Count	Value *	Count	Value *	Count	Value *	Count	Value *	Count	Value *
Ophthalmic	Brand	5	$661	2	$151	3	$311	6	$3,420	16	$4,543
	Generic	—	—	1	64	3	157	7	218	11	439
Injectable	Brand	1	500	2	273	4	1,259	3	334	10	2,366
	Generic	1	11	6	81	8	574	9	237	24	903
Topical	Brand	—	—	1	10	1	12	1	33	3	55
	Generic	—	—	2	47	7	388	—	—	9	435
Other	Brand	—	—	1	37	—	—	—	—	1	37
	Generic	—	—	4	167	3	113	5	71	12	351
Total		7	$1,172	19	$830	29	$2,814	31	$4,313	86	$9,129

* The IMS market size, shown in millions, is based on the IMS data for the trailing 12 months ended May 31, 2016 and excludes any trade and customary allowances and discounts. The IMS market size is not a forecast of our future sales.

Stock Repurchase Program Authorization:

Akorn's Board of Directors authorized a stock repurchase program pursuant to which the Company may repurchase up to $200 million of the Company’s common stock. The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions or others, including accelerated stock repurchase arrangements, pursuant to a Rule 10b5-1 repurchase plan or by other means in accordance with federal securities laws. The timing and the amount of repurchases, if any, will be determined by the Company’s management based on its evaluation of market conditions, capital allocation alternatives, and other factors.

Conference Call and Webcast Details:

As previously announced, Akorn’s management will hold a conference call with interested investors and analysts at 10:00 a.m. EDT on August 4, 2016 to discuss these results and updates in more detail. The dial-in number to access the call is (844) 249-9382 in the U.S. and Canada and +1 (270) 823-1530 for international callers. The conference ID is 50963387. To access the live webcast, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days following the call. To access the webcast replay, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

About Akorn:

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) adjusted net income, (4) adjusted diluted earnings per share, (5) net debt, (6) net debt to adjusted EBITDA ratio, (7) adjusted tax and (8) adjusted tax rate. These non-GAAP measures adjust for certain specified items that are described in the release. The Company believes that each of these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share in managing and analyzing its business and financial condition. The Company uses net debt and net debt to EBITDA ratio to analyze the financial capacity for further leverage and in analyzing the business and financial condition. Adjusted tax and adjusted tax rate are utilized as management believes it adds comparability through the elimination of discrete tax events which are unrelated to the continuing cash flows of the Company. Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures.

EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation, amortization and impairment of long-lived assets
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as share-based compensation expense, and amortization of deferred financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses
  Less gains from executive bonus clawback of 2014 bonuses
  Less gains (or plus losses) on foreign currency transactions

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  Intangible asset amortization and impairment
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses
  Amortization of acquisition-related inventory step-up
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures
  Less gains from executive bonus clawback of 2014 bonuses
  Less tax benefits from the early adoption of ASU 2016-09
  Less an estimated tax provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period. The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

Net debt, as defined by the Company, is gross debt including Akorn’s term loan and revolving debt balances (if applicable) less cash and cash equivalents.

Net debt to Adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months Adjusted EBITDA.

In addition, as may be used in this press release, adjusted tax and adjusted tax rate exclude the impact of all the above adjustments on tax.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period. For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures as presented in this press release.

Forward Looking Statements

This press release includes statements that may constitute "forward looking statements"  including our 2016 financial guidance; statements about our focus on growth through organic initiatives and business development activities and that the share repurchase authorization would allow for efficient return of capital to our shareholders in the event that our cash balances exceed our investment needs; statements about our portfolio of ANDAs both pending at the FDA and in other, earlier stages of development and other statements regarding Akorn's launches, regulatory approvals, goals and strategy. When used in this document, the words “anticipate,” "plan," "will," "continue," “believe,” “estimate” and “expect” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the impact of the restatement on our future financial results; the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any; the impact of competitive products and pricing; the susceptibility of our generic and off patent pharmaceutical products to competition, substitution policies and reimbursement policies of the government; the timing and success of product launches; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations; the continuing consolidation of our customer base, which could adversely affect sales of our products; our dependence on a small number of distributors, the loss of any of which could have a material adverse effect; changes in the laws and regulations and such other risks and uncertainties outlined in the "Risk Factors" section of Akorn's Form 10-K filed with the SEC on May 10, 2016 and any subsequent filings with the SEC. Except as expressly required by law, Akorn disclaims any intent or obligation to update any forward-looking statements herein.

The addressable IMS market value figures presented in this press release outline the approximate aggregate size of the potential market, as estimated by IMS Health, and are not forecasts of our future sales.

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited), shown in thousands (except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues, net	$280,734	$220,920	$549,081	$448,298
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	108,961	92,513	214,291	189,728
GROSS PROFIT	171,773	128,407	334,790	258,570

Selling, general and administrative expenses	53,971	35,208	103,057	65,194
Acquisition-related costs	136	225	333	1,482
Research and development expenses	8,868	10,588	18,347	19,864
Amortization of intangible assets	16,430	16,284	32,948	32,661
Impairment of intangible assets	—	—	158	—
TOTAL OPERATING EXPENSES	79,405	62,305	154,843	119,201
OPERATING INCOME	92,368	66,102	179,947	139,369
Amortization of deferred financing costs	(1,872)	(1,026)	(8,183)	(2,022)
Interest expense, net	(10,768)	(13,235)	(22,286)	(26,715)
Bargain purchase gain	—	—	—	849
Other non-operating income (expense), net	547	(1,483)	(2,631)	(2,795)

INCOME BEFORE INCOME TAXES	80,275	50,358	146,847	108,686
Income tax provision	18,282	17,850	42,968	38,640

CONSOLIDATED NET INCOME	$61,993	$32,508	$103,879	$70,046
CONSOLIDATED NET INCOME PER SHARE
CONSOLIDATED NET INCOME PER SHARE, BASIC	$0.51	$0.28	$0.86	$0.61
CONSOLIDATED NET INCOME PER SHARE, DILUTED	$0.50	$0.27	$0.83	$0.57

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC	121,374	115,808	120,401	114,587
DILUTED	125,924	125,919	125,934	125,650

COMPREHENSIVE INCOME
Consolidated net income	$61,993	$32,508	$103,879	$70,046
Unrealized holding gain on available-for-sale securities, net of tax of ($961) and ($53) for the three month periods ended June 30, 2016 and 2015, and ($575) and ($112) for the six month periods ended June 30, 2016 and 2015, respectively.	1,629	89	975	190
Foreign currency translation (loss) gain, net of tax of $844 and $49 for the three month periods ended June 30, 2016 and 2015 and $397 and ($984) for the six month periods ended June 30, 2016 and 2015, respectively.	(1,308)	(95)	(439)	1,913
Pension liability adjustment, net of tax of $694 for the three and six month period ended June 30, 2016, respectively.	(2,727)	—	(2,727)	—
COMPREHENSIVE INCOME	$59,587	$32,502	$101,688	$72,149

Condensed Consolidated Balance Sheets, shown in thousands (except share amounts):

	June 30, 2016 (Unaudited)	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$156,294	$346,266
Trade accounts receivable, net	205,005	150,621
Inventories, net	187,966	185,316
Available-for-sale securities, current	1,480	5,941
Prepaid expenses and other current assets	43,201	19,988
TOTAL CURRENT ASSETS	593,946	708,132
PROPERTY, PLANT AND EQUIPMENT, NET	195,724	179,614
OTHER LONG-TERM ASSETS
Goodwill	284,379	284,710
Product licensing rights, net	625,611	653,628
Other intangibles, net	209,644	211,361
Deferred tax assets	4,758	4,207
Long-term investments	130	129
Other non-current assets	921	764
TOTAL OTHER LONG-TERM ASSETS	1,125,443	1,154,799
TOTAL ASSETS	$1,915,113	$2,042,545
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$48,323	$46,019
Purchase consideration payable	4,981	4,967
Income taxes payable	1,242	23,670
Accrued royalties	12,676	19,378
Accrued compensation	13,095	15,866
Current maturities of long-term debt (net of current deferred financing costs)	—	52,779
Accrued administrative fees	30,871	37,094
Accrued expenses and other liabilities	27,608	31,603
TOTAL CURRENT LIABILITIES	138,796	231,376
LONG-TERM LIABILITIES:
Long-term debt (net of non-current deferred financing costs)	807,370	994,033
Deferred tax liability	180,393	188,808
Other long-term liabilities	10,244	6,763
TOTAL LONG-TERM LIABILITIES	998,007	1,189,604
TOTAL LIABILITIES	1,136,803	1,420,980
SHAREHOLDERS’ EQUITY
Common stock, no par value – 150,000,000 shares authorized; 125,852,468 and 119,427,471 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	513,716	458,659
Retained earnings	283,927	180,048
Accumulated other comprehensive loss	(19,333)	(17,142)
TOTAL SHAREHOLDERS’ EQUITY	778,310	621,565
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,915,113	$2,042,545

Condensed Consolidated Statements of Cash Flows (Unaudited), shown in thousands:

	Six months ended June 30,
	2016	2015
OPERATING ACTIVITIES:
Consolidated net income	$103,879	$70,046
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	44,111	44,742
Amortization of debt financing costs	8,152	2,490
Impairment of intangible assets	158	—
Amortization of favorable contracts	—	35
Amortization of inventory step-up	—	4,682
Non-cash stock compensation expense	6,446	6,062
Non-cash interest expense	764	1,889
Deferred income taxes, net	(9,724)	(18,288)
Excess tax benefit from stock compensation	—	(47,997)
Non-cash gain on bargain purchase	—	(849)
Loss on extinguishment of debt	—	1,189
Loss on sale of available-for-sale securities	45	230
Other	(780)	—
Changes in operating assets and liabilities, net of acquisition:
Trade accounts receivable	(54,296)	60,449
Inventories, net	(2,652)	(21,356)
Prepaid expenses and other current assets	(23,421)	21,452
Trade accounts payable	4,778	(3,623)
Accrued expenses and other liabilities	(41,383)	59,896
NET CASH PROVIDED BY OPERATING ACTIVITIES	36,077	181,049
INVESTING ACTIVITIES:
Payments for acquisitions and equity investments, net of cash acquired	—	(27,136)
Proceeds from disposal of assets	5,966	2,372
Payments for other intangible assets	(3,375)	(800)
Purchases of property, plant and equipment	(29,726)	(15,600)
NET CASH USED IN INVESTING ACTIVITIES	(27,135)	(41,164)
FINANCING ACTIVITIES:
Net proceeds under stock option and stock purchase plans	6,176	11,916
Debt financing costs	(5,128)	(1,714)
Payment of contingent acquisition liabilities	—	(6,492)
Debt payments	(200,000)	(5,225)
Excess tax benefit from stock compensation	—	47,997
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(198,952)	46,482
Effect of exchange rate changes on cash and cash equivalents	38	44
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(189,972)	186,411
Cash and cash equivalents at beginning of period	346,266	70,679
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$156,294	$257,090
SUPPLEMENTAL DISCLOSURES:
Amount paid for interest	21,860	25,222
Amount paid (refunded) for income taxes, net	100,801	(12,753)
Non-cash conversion of convertible notes to common shares	43,214	42,309

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (Unaudited), shown in thousands:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
NET INCOME	$61,993	$32,508	103,879	70,046

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	5,045	4,285	10,996	9,303
Amortization expense	16,430	16,284	32,948	32,661
Impairment expense	—	—	158	—
Interest expense, net	10,458	12,373	21,278	24,675
Non-cash interest expense	310	862	1,008	2,040
Income tax provision	18,282	17,850	42,968	38,640
EBITDA	$112,518	$84,162	$213,235	$177,365

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES

Acquisition-related expenses	136	225	333	1,482
Non-cash stock compensation expense	3,526	3,157	6,446	6,131
Bargain purchase gain	—	—	—	(849)
Loss from asset sales	45	215	45	361
Amortization of inventory gross-up	—	—	—	4,682
Debt financing costs	1,872	1,026	8,183	2,022
Restatement Expense	14,150	5,101	25,536	5,301
Loss on impairment	60	2,627	60	2,627
Executive bonus clawback	(1,087)	—	(1,087)	—
Litigation settlement	225	—	3,478	1,300
ADJUSTED EBITDA	$131,445	$96,513	$256,229	$200,422

Reconciliation of GAAP Net Income to non-GAAP Adjusted Net Income (Unaudited), shown in thousands (except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
NET INCOME	$61,993	$32,508	$103,879	$70,046

INCOME TAX PROVISION	18,282	17,850	42,968	38,640

INCOME BEFORE INCOME TAXES	$80,275	$50,358	$146,847	$108,686

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses (1)	136	225	333	1,482
Restatement expenses (2)	14,150	5,101	25,536	5,301
Non-cash stock compensation expense (2, 3, 4)	3,526	3,157	6,446	6,131
Non-cash interest expense (5)	310	862	1,008	2,040
Amortization expense (6)	16,430	16,284	32,948	32,661
Loss from asset sales (5)	45	215	45	361
Bargain purchase gain (5)	—	—	—	(849)
Intangible impairment (7)	—	—	158	—
Amortization of inventory gross-up (4)	—	—	—	4,682
Debt financing costs (5)	1,872	1,026	8,183	2,022
Loss on impairment (3)	60	2,627	60	2,627
Executive Bonus Clawback (8)	(1,087)	—	(1,087)	—
Litigation settlement (5)	225	—	3,478	1,300

ADJUSTED INCOME BEFORE INCOME TAX	$115,942	$79,855	$223,955	$166,444

Option exercise tax impact (9)	11,473	—	11,473	—
ADJUSTED INCOME TAX PROVISION	31,479	27,985	71,532	58,328
TOTAL ADJUSTED INCOME TAX PROVISION	$42,952	$27,985	$83,005	$58,328

ADJUSTED NET INCOME	$72,990	$51,870	$140,950	$108,116

ADJUSTED DILUTED EARNINGS PER SHARE	$0.58	$0.41	$1.12	$0.86

(1) - Excluded from acquisition-related expenses
(2) - Excluded from S,G & A expenses
(3) - Excluded from R&D expenses
(4) - Excluded from cost of goods sold
(5) - Excluded from non-operating expenses
(6) - Excluded from amortization of intangibles
(7) - Excluded from impairment of intangibles
(8) - Excluded from other non-operating expenses, net
(9) - Included in income tax expense

Reconciliation of GAAP Debt to Non-GAAP Net Debt and Net Debt to adjusted EBITDA ratio (Unaudited), shown in thousands (except Net debt to adjusted EBITDA ratio):

June 30, 2016
Incremental term loan outstanding	$354,270
Existing term loan outstanding	477,667
Total debt outstanding	$831,937
Cash and cash equivalents	156,294
Net debt	$675,643

Adjusted EBITDA, trailing twelve months ended	$515,527

Net debt to adjusted EBITDA ratio	1.3

Investors/Media:
Stephanie Carrington
ICR, Inc.
(646) 277-1282
Stephanie.carrington@icrinc.com